[Letterhead of Dorsey & Whitney LLP]




AEI Fund Management XXI, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101

     Re: AEI Income & Growth Fund 27 LLC

Gentlemen:

     Reference is made to the Registration Statement on Form SB-2 being filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") relating to the offer and sale of up to 10,000,000 units of limited liability company interest (the "Units") in AEI Income & Growth Fund 27 LLC (the "Company"). AEI Fund Management XXI, Inc., a Minnesota corporation, and Robert P. Johnson will be the managing members of the Company, and purchasers of the Units will be the limited members thereof.

     We are familiar with and have examined the Registration Statement, the form of Operating Agreement of the Company included in the Registration Statement and Exhibit A to the prospectus that forms a part thereof, and such other records and documents, and have satisfied ourselves as to such matters of fact, as we consider relevant for the purposes of this opinion. Based thereon, we are of the opinion that:

     (a) The Company is a validly existing limited liability company under the laws of the State of Delaware.

     (b) Assuming that the Units are issued and sold in compliance with all applicable state and federal securities laws (as to which matters we express no opinion), when the Units have been issued and sold upon the terms and in the manner set forth in the Registration Statement, they will be, insofar as the laws of the State of Delaware are concerned, validly issued.

     (c) Under the terms of the Operating Agreement of the Company, in the form in which is appears in the Registration Statement, and the provisions of the Limited Liability Company Act as it is presently in effect in the State of Delaware, the Units, when so issued by the Company, will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.


Dated:  July 30, 2007

                                   Very truly yours,


                               /s/ DORSEY & WHITNEY LLP